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                                                                      EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                        Three Months Ended               Nine months Ended
                                                                          September 30,                    September 30,
                                                                   ---------------------------      --------------------------
                                                                       1997            1996             1997           1996
                                                                   ------------     ----------      ------------    ----------
                                                                             (in thousands, except per share amounts)
Primary Earnings Per Share
    Income available to common shareholders:
    Income from continuing operations . . . . . . . . . . . . .    $     27,049     $   24,128      $     70,966    $  62,184
    Less: Loss from discontinued operations   . . . . . . . . .            --             --                --         (4,532)
                                                                   ------------     ----------      ------------    ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     27,049     $   24,128      $     70,966    $  57,652
                                                                   ============     ==========      ============    ==========

    Weighted average number of common and
    common equivalent shares:
    Average common shares outstanding . . . . . . . . . . . . .          27,979         27,955            27,985       27,890
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .             730            866               634          879
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .           3,230          3,230             3,230        3,230
                                                                   ------------     ----------      ------------    ----------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .          31,939         32,051            31,849       31,999
                                                                   ============     ==========      ============    ==========

    Earnings (loss) per share:
    Income from continuing operations . . . . . . . . . . . . .    $        .85     $      .75      $       2.23    $    1.94
    Loss from discontinued operations . . . . . . . . . . . . .            --              --                --          (.14)
                                                                   ------------     ----------      ------------    ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        .85     $      .75      $       2.23    $    1.80
                                                                   ============     ==========      ============    ==========

Fully Diluted Earnings Per Share
    Income available to common shareholders:
    Income from continuing operations . . . . . . . . . . . . .    $     27,049     $   24,128      $     70,966    $  62,184
    Less: Loss from discontinued operations   . . . . . . . . .            --             --                --         (4,532)
                                                                   ------------     ----------      ------------    ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     27,049     $   24,128      $     70,966    $  57,652
                                                                   ============     ==========      ============    ==========

    Weighted average number of common and
    all dilutive contingent shares:
    Average common shares outstanding . . . . . . . . . . . . .          27,979         27,955            27,985       27,890
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .             797            867               792          912
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .           3,910          3,910             3,910        3,910
                                                                   ------------     ----------      ------------    ----------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .          32,686         32,732            32,687       32,712
                                                                   ============     ==========      ============    ==========

    Earnings (loss) per share:
    Income from continuing operations . . . . . . . . . . . . .    $        .83     $      .74      $       2.17    $    1.90
    Loss from discontinued operations . . . . . . . . . . . . .            --             --                --           (.14)
                                                                   ------------     ----------      ------------    ----------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        .83     $      .74      $       2.17    $    1.76
                                                                   ============     ==========      ============    ==========





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